UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2018

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2018, Lantronix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC and Lake Street Capital Markets, LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the public offering (the "Offering"), issuance and sale by the Company of 2,500,000 shares of the Company’s common stock, par value $0.0001 per share, at the public offering price of $4.00 per share, less underwriting discounts. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to 375,000 additional shares of the Company’s common stock at the public offering price, less underwriting discounts.

The Offering is being made pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-227127), originally filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2018, and declared effective on September 12, 2018, a base prospectus dated September 12, 2018, and a prospectus supplement dated September 18, 2018.

The Company expects to receive net proceeds from the Offering of approximately $9.1 million, or approximately $10.5 million if the Underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital, capital expenditures and other general corporate purposes.

The Offering is expected to close on or about September 20, 2018, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and termination provisions. The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties in connection with the execution of the Underwriting Agreement.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a form of which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On September 18, 2018, the Company issued press releases announcing the Offering and the pricing of the Offering. The press releases are attached hereto as Exhibits 99.1 and 99.2 and are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated September 18, 2018 among Lantronix, Inc., Needham & Company, LLC and Lake Street Capital Markets, LLC.
5.1	Legal Opinion of Stradling Yocca Carlson & Rauth dated September 18, 2018.
23.1 99.1 99.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above) Press release of Lantronix, Inc. dated September 18, 2018. Press release of Lantronix, Inc. dated September 18, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantronix, Inc.

By:	/s/ JEREMY WHITAKER
Jeremy Whitaker
Chief Financial Officer

Date: September 19, 2018

Exhibit Number	Description
1.1	Underwriting Agreement dated September 18, 2018 among Lantronix, Inc., Needham & Company, LLC and Lake Street Capital Markets, LLC.
5.1	Legal Opinion of Stradling Yocca Carlson & Rauth dated September 18, 2018.
23.1 99.1 99.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above) Press release of Lantronix, Inc. dated September 18, 2018. Press release of Lantronix, Inc. dated September 18, 2018.

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